Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

July 30, 2026

Empire State Realty Trust, Inc.

111 West 33rd Street

12th Floor

New York, New York 10120

Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Empire State Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the following securities having an indeterminate initial offering price (collectively, the “Securities”): (a) shares of Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”); (b) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”); (c) depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”); (d) warrants representing rights to purchase Class A Common Stock or Preferred Stock (the “Warrants”); (e) debt securities (the “Debt Securities”) of Empire State Realty OP, L.P., a Delaware limited partnership (the “Operating Partnership”); and (f) guarantees of the Debt Securities by the Company (the “Guarantees”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.            The Registration Statement;

2.            The Prospectus, dated July 30, 2026, as supplemented by (a) a Prospectus Supplement, dated July 30, 2026, relating to the issuance of up to 87,412,804 shares of Class A Common Stock (the “Redemption/Conversion Shares”) (i) in exchange for common units of partnership interest in the Operating Partnership (the “OP Units”) tendered for redemption by one or more of the limited partners of the Operating Partnership pursuant to their contractual rights or (ii) upon conversion of shares of Class B Common Stock, $0.01 par value per share (the “Class B Common Stock”), of the Company pursuant to the terms of the Charter (as defined herein), and (b) a Prospectus Supplement, dated July 30, 2026, relating to the resale from time to time by the stockholder named therein of up to 29,894,869 shares of Class A Common Stock (the “Private Placement Shares”) issued pursuant to a Securities Purchase Agreement, dated as of August 23, 2016, by and between the Company and Q REIT Holding LLC, a Qatar Financial Centre limited liability company, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

Empire State Realty Trust, Inc.

July 30, 2026

3.            The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.            The Fourth Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

5.            A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.            Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, (a) the registration of the Securities, (b) the issuance of the Redemption/Conversion Shares and (c) the sale and issuance of the Private Placement Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

7.            A certificate executed by an officer of the Company, dated as of the date hereof; and

8.            Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.            Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.            Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.            All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Empire State Realty Trust, Inc.

July 30, 2026

5.            The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions (such approval referred to herein as the “Corporate Proceedings”).

6.            Articles Supplementary creating and designating the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Stock.

7.            Upon the issuance of any Securities that are shares of Class A Common Stock (“Common Securities”), including Common Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Securities, the total number of shares of Class A Common Stock issued and outstanding will not exceed the total number of shares of Class A Common Stock that the Company is then authorized to issue under the Charter.

8.            Upon the issuance of any Securities that are shares of Preferred Stock (“Preferred Securities”), including (a) Preferred Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities and (b) Preferred Securities represented by Depositary Shares, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

9.            None of the Securities, including the Redemption/Conversion Shares, will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter or any comparable provision in the Articles Supplementary creating any class or series of Preferred Securities. The Private Placement Shares were not issued or sold and have not been transferred in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

Empire State Realty Trust, Inc.

July 30, 2026

2.            The issuance of the Redemption/Conversion Shares has been duly authorized and, when and if the Redemption/Conversion Shares are issued and delivered in exchange for OP Units tendered for redemption by one or more of the limited partners of the Operating Partnership pursuant to their contractual rights or upon conversion of shares of Class B Common Stock pursuant to the terms of the Charter, the Redemption/Conversion Shares will be validly issued, fully paid and nonassessable.

3.            The issuance of the Private Placement Shares has been duly authorized and the Private Placement Shares are validly issued, fully paid and nonassessable.

4.            Upon the completion of all Corporate Proceedings relating to any other Common Securities, the issuance of such Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, such Common Securities will be validly issued, fully paid and nonassessable.

5.            Upon the completion of all Corporate Proceedings relating to Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

6.            Upon the completion of all Corporate Proceedings relating to the Securities that are Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

7.            Upon the completion of all Corporate Proceedings relating to the Securities that are Warrants, the issuance of the Warrants will be duly authorized.

8.            Upon the completion of all Corporate Proceedings relating to Securities that are Guarantees, the issuance of the Guarantees will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers, or the laws, codes or regulations of any municipality or other jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

Empire State Realty Trust, Inc.

July 30, 2026

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP